UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 28, 2011

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of New Energy Systems Group (the “Company”) occurred on November 28, 2011. A total of 14,651,731 shares of common stock, representing 70.64% of the shares outstanding and eligible to vote and constituting a quorum, were present in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting as set forth in the Company’s Proxy Statement, dated October 20, 2011 are as follows:

(a)
Proposal I: The Company’s shareholders elected Weihe Yu, Elan Yaish, Shuxian Cui and Li Liu to serve as members of the Board of until their respective successors have been duly elected and qualified or until his earlier resignation, removal or death. The votes cast with respect to each nominee are set forth below:

DIRECTORS:	FOR	WITHHELD	ABSTAIN	BROKER NON- VOTE
Weihe Yu	1,240,642	297,103	N/A	N/A
Elan Yaish	1,240,116	297,629	N/A	N/A
Shuxian Cui	1,280,548	257,197	N/A	N/A
Li Liu	1,277,158	260,587	N/A	N/A

(b)	Proposal II: The Company’s shareholders ratified and approved the 2011 Equity Incentive Plan, with 879,539 votes for, 617,724 votes against, 40,482 abstentions and 8,742,713 broker non-votes.

(c)
Proposal III: The Company’s shareholders ratified the appointment of Goldman Kurland Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, with 8,697,854 votes for, 1,418,232 votes against, 164,372 abstentions and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: December 2, 2011	By:	/s/ Weihe Yu
Name: Weihe Yu
Title: Chairman and Chief Executive Officer

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